UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Form 8-K filed on January 11, 2007)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2007

Remote Knowledge, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	333-106247	74-1664837
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3657 Briarpark Drive, Suite 100 Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 599-4800

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On January 11, 2007, Remote Knowledge, Inc. (the “Company”) filed a Current Report on Form 8-K that disclosed under Items 7.01 and 9.01 of Form 8-K that the Company had issued a press release announcing its entry into a development, services and supply agreement with Raymarine plc (“Raymarine”). This Amendment No. 1 to Current Report on Form 8-K/A amends such Current Report by adding information under Item 1.01 of Form 8-K to report the Company’s entry into a material definitive agreement with Raymarine effective as of January 5, 2007 and to briefly describe the terms and conditions of such agreement that are material to the Company.

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2007, the Company entered into an exclusive development, services and supply agreement (the “Agreement”) with Raymarine. Pursuant to the terms of the Agreement, the Company will collaborate with Raymarine to develop an in-motion communication and entertainment platform servicing the global consumer marine market (the “Product”). The Agreement is for a term of five years, with options to extend the term of the Agreement upon the mutual agreement of the Company and Raymarine.

Under the terms of the Agreement, the Company will design, develop and manufacture the Product at the Company’s expense, pursuant to mutually agreed upon product specifications, supply the Product to Raymarine and provide certain warranties and indemnities to Raymarine in connection with the Product and the services related thereto. The Company has also agreed to provide all communications, content and support services for the Product during the term of the Agreement and for an additional five years after the termination of the Agreement. In exchange for paying a licensing fee to the Company, for the term of the Agreement, Raymarine has received an exclusive license to market, offer, sell, brand and distribute the Product and the services related thereto and a non-exclusive license to use the Company’s name, logo and other trademarks for marketing of the Product. The licensing fee payable by Raymarine to the Company is for up to $250,000, with $62,500 payable on the date of the Agreement and the remaining amount due in $62,500 installments upon achieving certain milestones, which shall be determined at the discretion of Raymarine. Raymarine has sole discretion to not accept or market the Product. In accordance with the terms of the Agreement, the parties have agreed that Raymarine will receive the hardware revenues from sales of the Product and the Company and Raymarine will share the revenue from the monthly services fees paid by customers for use of the Product.

The market introduction of the Product for 35 foot and larger leisure power and sail boats is planned for the 2008 boating season.

Item 7.01 Regulation FD Disclosure.

On January 9, 2007, the Company issued a press release to announce that it has entered into a five-year development agreement with Raymarine for the development and delivery of a communications system for the marine market. For further details, please refer to the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1
Press Release issued by Remote Knowledge, Inc., dated January 9, 2007 (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on January 11, 2007 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMOTE KNOWLEDGE, INC.

Date: February 9, 2007

By:/s/ D. Henry Houston
D. Henry Houston, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Remote Knowledge, Inc., dated January 9, 2007 (filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on January 11, 2007 and incorporated herein by reference).

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